PLAN OF REORGANIZATION

    THIS PLAN OF REORGANIZATION (the "Plan"), is made by Franklin Tax-Free Trust, a business trust created under the laws of Massachusetts in September 1984 (the "Trust") as of this 16th day of January, 2001, on behalf of two of its series, Franklin Arizona Insured Tax-Free Income Fund ("Insured Fund") and Franklin Arizona Tax-Free Income Fund ("Income Fund") (collectively, the "Funds"), with a principal place of business at 777 Mariners Island Boulevard, San Mateo, California 94404.

                              PLAN OF REORGANIZATION

    The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by Income Fund of substantially all of the property, assets and goodwill of Insured Fund in exchange solely for shares of beneficial interest, no par value, of Income Fund - Class A ("Income Fund Shares"); (ii) the distribution of Income Fund Shares to the shareholders of Insured Fund according to their respective interests; and (iii) the subsequent dissolution of Insured Fund as soon as practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Plan hereinafter set forth.



                                   AGREEMENT

    In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:



1.    SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF INSURED FUND.
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      (a)  Subject to the terms and conditions of this Plan, the Trust on behalf of Insured Fund agrees that it will convey, transfer and deliver to Income Fund at the Closing all of Insured Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to (i) pay the costs and expenses of carrying out this Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Insured Fund's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (iii) pay such contingent liabilities as the Board of Trustees shall reasonably deem to exist against Insured Fund, if any, at the Closing Date, for which contingent and other appropriate liabilities reserves shall be established on Insured Fund's books
(hereinafter "Net Assets"). Insured Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

      (b) Subject to the terms and conditions of this Plan, the Trust on behalf of Insured Fund, shall at the Closing deliver to Income Fund the number of Insured Fund shares ("Insured Fund Shares") herein contained, and in consideration of such sale, conveyance, transfer, and delivery, Income Fund agrees at the Closing to deliver to Insured Fund, the number of Income Fund Shares determined by dividing the net asset value per share of Insured Fund Shares by the net asset value per share of Income Fund Shares, and multiplying the result thereof by the number of outstanding Insured Fund
Shares, as of 1:00 p.m. Pacific time on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

      (c) Immediately following the Closing, the Trust shall dissolve Insured Fund and distribute pro rata to the shareholders of record of Insured Fund Shares as of the close of business on the Closing Date, the Income Fund
Shares received by Insured Fund pursuant to this Section 1. Such liquidation and distribution shall be accomplished by the establishment of accounts on the share records of Insured Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Income Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of Insured Fund shall be entitled to surrender the same to the transfer agent for the Income Fund in exchange for the number of Income Fund Shares into which Insured Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Income Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of Insured Fund shall be deemed for all Income Fund's purposes to evidence ownership of the number of Income Fund Shares into which the Insured Fund Shares (which prior to the Closing were represented thereby) have been converted.



2.    VALUATION.

      (a) The value of Insured Fund's Net Assets to be acquired by Income Fund hereunder shall be computed as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Insured Fund's currently effective prospectus.

      (b) The net asset value of a share of beneficial interest of Insured Fund Shares shall be determined to the fourth decimal place as of 1:00 p.m.
Pacific time on the Closing Date using the valuation procedures set forth in Insured Fund's currently effective prospectus.

     (c) The net asset value of a share of beneficial interest of Income Fund Shares shall be determined as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Income Fund's currently effective prospectus.




3.    CLOSING DATE.

    The Closing Date shall be March 8, 2001, or such later date as determined by the Trust's officers. The Closing shall take place at the principal office of the Trust at 2:00 p.m. Pacific time, on the Closing Date. The Trust on behalf of the Insured Fund shall have provided for delivery as of the Closing those Net Assets of Insured Fund to be transferred to the account of Income Fund at the Trust's Custodian, Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286. Also, the Trust on behalf of Insured Fund shall have prepared and have available at the Closing a list of names and addresses of the shareholders of record of its Insured Fund Shares and the number of shares of beneficial interest of Insured Fund Shares owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m. Pacific time on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. The Trust on behalf of Income Fund shall issue and deliver a certificate or certificates evidencing the shares of beneficial interest of Income Fund to be delivered to the account of Income Fund at said transfer agent registered in such manner as the officers of the Trust on behalf of Insured Fund shall deem appropriate, or shall have prepared satisfactory evidence that such Income Fund Shares have been registered in an account on the books of Income Fund in such manner as the officers of the Trust on behalf of Insured Fund shall deem appropriate.



4.    REPRESENTATIONS AND WARRANTIES BY THE TRUST ON BEHALF OF INCOME FUND.
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    The Trust makes the following representations and warranties about Income
Fund:

    (a) Income Fund is a series of the Trust, a business trust created under the laws of the Commonwealth of Massachusetts on September 18, 1984 and validly existing under the laws of that commonwealth. The Trust is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and all of the Trust's Income Fund Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933
Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

    (b) The Trust is authorized to issue an unlimited number of shares of beneficial interest of Income Fund Shares, no par value, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. Income Fund is further divided into three classes of shares of which Income Fund Shares is one, and an unlimited number of shares of beneficial interest have been allocated and designated to Income Fund Shares.

    (c) The financial statements appearing in the Income Fund's Annual Report to Shareholders for the fiscal year ended February 29, 2000, audited by PricewaterhouseCoopers LLP, and the Semiannual Report to Shareholders for the six month period ended August 31, 2000, fairly present the financial position of Income Fund as of such dates and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

    (d) The books and records of Income Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Income Fund.



    (e) The Trust has the necessary power and authority to conduct its business as such business is now being conducted.

    (f) The Trust on behalf of Income Fund is not a party to or obligated under any provision of its Amended and Restated Agreement and Declaration of Trust ("Agreement and Declaration of Trust"), By-laws, as amended ("By-laws"), or any contract or any other commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Plan.

    (g) The Trust has elected to treat Income Fund as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), Income Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

    (h) Income Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    (i) Income Fund does not have any unamortized or unpaid organization fees or expenses.



5.    REPRESENTATIONS AND WARRANTIES BY THE TRUST ON BEHALF OF INSURED FUND.
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    The Trust makes the following representations and warranties about Insured
Fund:

    (a) Insured Fund is a series of the Trust, a business trust created under the laws of the Commonwealth of Massachusetts on September 18, 1984 and validly existing under the laws of that commonwealth. The Trust is duly registered under the 1940 Act as an open-end, management investment company and all of the Trust's Insured Fund Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

    (b) The Trust is authorized to issue an unlimited number of shares of beneficial interest of Insured Fund, no par value, each outstanding share of which is fully paid, non-assessable, freely transferable, and has full voting rights. One class of shares of Insured Fund has been designated as the Insured Fund-Class A Shares, and an unlimited number of shares of beneficial interest of the Trust have been allocated to Insured Fund Shares.

    (c) The financial statements appearing in the Insured Fund's Annual Report to Shareholders for the fiscal year ended February 29, 2000, audited by PricewaterhouseCoopers LLP, and the Semiannual Report to Shareholders for the six month period ended October 31, 2000, fairly present the financial position of Insured Fund as of such date and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

    (d) The Trust has the necessary power and authority to conduct Insured Fund's business as such business is now being conducted.

    (e) The Trust on behalf of Insured Fund is not a party to or obligated under any provision of the Trust's Agreement and Declaration of Trust or By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Plan.

    (f) The Trust has elected to treat Insured Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, Insured Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

    (g) Insured Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    (h) Insured Fund does not have any unamortized or unpaid organization fees or expenses.



6.    REPRESENTATIONS AND WARRANTIES BY THE TRUST ON BEHALF OF THE FUNDS.
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    The Trust makes the following representations and warranties about both
Insured Fund and Income Fund:

    (a) The Trust will create a statement of assets and liabilities for each of the Funds which will be prepared as of 1:00 p.m. Pacific time on the Closing Date for the purpose of determining the number of Income Fund Shares to be issued pursuant to Section 1 of this Plan, will accurately reflect its Net Assets in the case of Insured Fund and its Net Assets in the case of Income Fund, and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

    (b) At the Closing, the Funds will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in "(a)" above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

    (c) Except as disclosed in the Trust's currently effective prospectuses relating to the Funds, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against either of the Funds.

   (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by either of the Funds.

   (e) The execution, delivery, and performance of this Plan have been duly authorized by all necessary action of the Trust's Board of Trustees, and this Plan constitutes a valid and binding obligation enforceable in accordance with its terms.

  (f) It is anticipated that consummation of this Plan will not cause either of the Funds to fail to conform to the requirements of Subchapter M of the Code for federal income taxation as a RIC at the end of its fiscal year.

  (g) The Trust has the necessary power and authority to conduct the business of the Funds, as such business is now being conducted.



7.    INTENTIONS OF THE TRUST ON BEHALF OF THE FUNDS.
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  (a)  The Trust intends to operate each Fund's respective business, as presently conducted between the date hereof and the Closing.

  (b) The Trust intends that the Insured Fund will not acquire the Income Fund Shares for the purpose of making distributions thereof to anyone other than Insured Fund's shareholders.

  (c) The Trust on behalf of Insured Fund intends, if this Plan is consummated, to liquidate and dissolve Insured Fund.

  (d) The Trust intends that, by the Closing, all of the Funds' Federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all Federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

  (e) At the Closing, the Trust on behalf of Insured Fund intends to have available a copy of the shareholder ledger accounts, certified by the Trust's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Insured Fund Shares as of 1:00 p.m. Pacific time on the Closing Date who are to become shareholders of Income Fund as a result of the transfer of assets that is the subject of this Plan.

  (f) The Trust intends to mail to each shareholder of record of Insured Fund entitled to vote at the meeting of its shareholders at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus and Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

  (g) The Trust intends to file with the U.S. Securities and Exchange Commission a registration statement on Form N-14 under the 1933 Act relating to Income Fund Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as practicable. At the time it becomes effective, the Registration Statement will: (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of Insured Fund's shareholders' meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.




8.    CONDITIONS PRECEDENT TO BE FULFILLED BY THE TRUST ON BEHALF OF THE FUNDS.
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    The consummation of this Plan hereunder shall be subject to the following respective conditions:

  (a) That: (i) all the representations and warranties contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the performance of all obligations required by this Plan to be performed by the Trust on behalf of the Funds shall occur prior to the Closing; and (iii) the Trust shall execute a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

  (b) That this Plan shall have been adopted and approved by the appropriate action of the Board of Trustees of the Trust on behalf of each of the Funds.

  (c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of Insured Fund or Income Fund or would prohibit the transactions contemplated hereby.

  (d) That the Plan of Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Insured Fund at an annual or special meeting or any adjournment thereof.

  (e) That a distribution or distributions shall have been declared for Insured Fund, prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders
(i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 1:00 p.m. Pacific time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by
Section 1222(a) of the Code.

  (f) That there shall be delivered to the Trust on behalf of Insured
Fund and Income Fund an opinion from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to the Trust, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Plan and based upon certificates of the officers of the Trust with regard to matters of fact:

           (1) The acquisition by Income Fund of substantially all the assets of Insured Fund in exchange for Income Fund Shares followed by the distribution by Insured Fund to its shareholders of Income Fund Shares in complete liquidation of Insured Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Insured Fund and Income Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

           (2) No gain or loss will be recognized by Insured Fund upon the transfer of substantially all of its assets to Income Fund in exchange solely for voting shares of Income Fund (Code Sections 361(a) and 357(a));

           (3) No gain or loss will be recognized by Income Fund upon the receipt of substantially all of the assets of Insured Fund in exchange solely for voting shares of Income Fund (Section 1032(a) of the Code);

           (4) No gain or loss will be recognized by Insured Fund upon the distribution of Income Fund Shares to its shareholders in liquidation of Insured Fund (Section 361(c)(1) of the Code);

           (5) The basis of the assets of Insured Fund received by Income Fund will be the same as the basis of such assets to Insured Fund immediately prior to the reorganization (Section 362(b) of the Code);

           (6) The holding period of the assets of Insured Fund received by Income Fund will include the period during which such assets were held by Insured Fund (Section 1223(2) of the Code);

           (7) No gain or loss will be recognized to the shareholders of Insured Fund Shares upon the exchange of their shares in Insured Fund for voting shares of Income Fund including fractional shares to which they may be entitled (Section 354(a) of the Code);

           (8) The basis of the Income Fund Shares received by Insured Fund Shares' shareholders shall be the same as the basis of Insured Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

           (9) The holding period of Income Fund Shares received by shareholders of Insured Fund Shares (including fractional shares to which they may be entitled) will include the holding period of Insured Fund Shares surrendered in exchange therefor, provided that Insured Fund Shares were held as a capital asset on the date of the exchange (Section 1223(1) of the Code); and

           (10) Income Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Income Tax Regulations) the items of Insured Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations thereunder.

     (g) That there shall be delivered to the Trust on behalf of Income Fund an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to the Trust with respect to Insured Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Insured Fund is a series of the Trust, a business trust organized under the laws of the Commonwealth of Massachusetts on September 18, 1984 and is validly existing business trust and in good standing under the laws of that commonwealth;

          (2) The Trust is authorized to issue an unlimited number of shares of beneficial interest, no par value, of Insured Fund. One class of shares of Insured Fund has been designated as the Insured Fund - Class A Shares, and an unlimited number of shares of beneficial interest of the Trust have been allocated to Insured Fund Shares. Assuming that the initial shares of beneficial interest of Insured Fund were issued in accordance with the 1940 Act and the Agreement and Declaration of Trust and By-laws of the Trust, and that all other outstanding shares of Insured Fund were sold, issued and paid for in accordance with the terms of Insured Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

          (3) Insured Fund is a diversified series of the Trust, an open-end investment company of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in Insured Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Insured Fund, the unfavorable outcome of which would materially and adversely affect Insured Fund;

          (5) All actions required to be taken by the Trust on behalf of Insured Fund to authorize this Plan and to effect the Plan of Reorganization contemplated hereby have been duly authorized by all necessary action on the part of the Trust on behalf of Insured Fund; and

          (6) Neither the execution, delivery, nor performance of this Plan by the Trust on behalf of Insured Fund violates any provision of its Agreement and Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which the Trust is a party or by which the Trust is otherwise bound; this Plan is the legal, valid and binding obligation of the Trust on behalf of Insured Fund and is enforceable against the Trust on behalf of Insured Fund in accordance with its terms.

      In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Trust.

    (h) That there shall be delivered to the Trust on behalf of the Insured Fund an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to the Trust with respect to Income Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Income Fund is a series of the Trust, a business trust organized under the laws of the Commonwealth of Massachusetts on September 18, 1984 and is a validly existing business trust and in good standing under the laws of that commonwealth;

          (2) The Trust is authorized to issue an unlimited number of shares of beneficial interest, no par value, of Income Fund. Income Fund is further divided into three classes of shares of which Income Fund Shares is one, and an unlimited number of shares of beneficial interest, no par value, have been allocated and designated to Income Fund Shares. Assuming that the initial shares of beneficial interest of Income Fund were issued in accordance with the 1940 Act, and the Agreement and Declaration of Trust and By-laws of the Trust, and that all other outstanding shares of Income Fund were sold, issued and paid for in accordance with the terms of Income Fund's prospectus in effect at the time of such sales, each such outstanding share of Income Fund is fully paid, non-assessable, freely transferable and has full voting rights;

          (3) Income Fund is a diversified series of the Trust, an open-end investment company of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in Income Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Income Fund, the unfavorable outcome of which would materially and adversely affect Income Fund;

          (5) Income Fund Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan, will have been validly issued and fully paid and will be non-assessable by the Trust on behalf of Income Fund;

          (6) All actions required to be taken by the Trust on behalf of Income Fund to authorize this Plan and to effect the Plan of Reorganization contemplated hereby have been duly authorized by all necessary action on the part of the Trust on behalf of Income Fund;

          (7) Neither the execution, delivery, nor performance of this Plan by the Trust on behalf of Income Fund violates any provision of its Agreement and Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which the Trust is a party or by which the Trust is otherwise bound; this Plan is the legal, valid and binding obligation of the Trust on behalf of Income Fund and is enforceable against the Trust on behalf of Income Fund in accordance with its terms; and

          (8) The registration statement of the Trust, of which the prospectus dated July 1, 2000, as supplemented January 2, 2001, of Income Fund is a part (the "Prospectus") is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of this Plan, or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

    In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Trust.

    (i) That the Trust's Registration Statement with respect to the Income Fund Shares to be delivered to Insured Fund Shares' shareholders in accordance with this Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

    (j) That Income Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Income Fund Shares lawfully to be delivered to each holder of Insured Fund Shares.

    (k) That, at the Closing, there shall be transferred to Income Fund, aggregate Net Assets of Insured Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Insured Fund on the Closing Date.

       (l) That there be delivered to the Trust on behalf of the Income Fund information concerning the tax basis of the Insured Fund in all securities transferred to the Income Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of the Insured Fund as of the date of the Closing, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Insured Fund respect to each shareholder.



9.    BROKERAGE FEES AND EXPENSES.

    (a) The Trust represents and warrants that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

    (b) The expenses of entering into and carrying out the provisions of this Plan shall be borne one-quarter by Income Fund, one-quarter by Insured Fund, and one-half by Franklin Advisers, Inc.

10.   TERMINATION; POSTPONEMENT; WAIVER; ORDER.

    (a) Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and the Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Insured
Fund) prior to the Closing or the Closing may be postponed by the Trust on behalf of either party by resolution of the Board of Trustees, if circumstances develop that, in the opinion of the Board, make proceeding with the Plan inadvisable.

    (b) If the transactions contemplated by this Plan have not been consummated by August 31, 2001, the Plan shall automatically terminate on that date, unless a later date is established.

    (c) In the event of termination of this Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither the Trust, Insured Fund nor Income Fund, nor the Trust's trustees, officers, or agents or the shareholders of either Insured Fund or Income Fund shall have any liability in respect of this Plan.

    (d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the Board of Trustees on behalf of either of Insured Fund or Income Fund if, in the judgment of such Board of Trustees, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to the shareholders of either Insured Fund or Income Fund, on behalf of whom such action is taken.

    (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan of Reorganization, and neither the Trust nor any of its officers, trustees, agents or shareholders nor the Funds nor any of their shareholders shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, trustee, agent or shareholder of either of the Funds or the Trust against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to either of the Funds' shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

    (f) If any order or orders of the U.S. Securities and Exchange
Commission with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of the Trust on behalf of Insured Fund or Income Fund to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of Insured Fund, unless such terms and conditions shall result in a change in the method of computing the number of Income Fund Shares to be issued to Insured Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Insured Fund prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless the Trust shall promptly call a special meeting of the shareholders of Insured Fund at which such conditions so imposed shall be submitted for approval.



11.   ENTIRE AGREEMENT AND AMENDMENTS.

    This Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by this Plan other than those set forth herein or herein provided for. This Plan may be amended only by the Trust on behalf of the Funds. Neither this Plan nor any interest herein may be assigned without the prior written consent of the Trust on behalf of the Funds.

12.   COUNTERPARTS.

    This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13.   NOTICES.

    Any notice, report, or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the Trust at 777 Mariners Island Boulevard, San Mateo, California 94404, Attention:
Secretary.

14.   GOVERNING LAW.

    This Plan shall be governed by and carried out in accordance with the laws of the Commonwealth of Massachusetts.




    IN WITNESS WHEREOF, Franklin Tax-Free Trust, on behalf of Franklin Arizona Insured Tax-Free Income Fund and Franklin Arizona Tax-Free Income Fund , has executed this Plan by its duly authorized officers, all as of the date and year first-above written.



                               FRANKLIN TAX-FREE TRUST,
                                 ON BEHALF OF
                               FRANKLIN ARIZONA INSURED TAX-FREE INCOME FUND

Attest:

/s/ MURRAY L. SIMPSON          By:/s/ DAVID P. GOSS
Murray L. Simpson                 David P. Goss
Secretary                         Vice President

                               FRANKLIN TAX-FREE TRUST,
                                ON BEHALF OF
                               FRANKLIN ARIZONA TAX-FREE
                               INCOME FUND

Attest:

/s/ MURRAY L. SIMPSON          By: /s/ DAVID P. GOSS
Murray L. Simpson                  David P. Goss
Secretary                          Vice President